                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-89792 and 333-85339), Registration Statement on Form S-4 (No. 333-107098) and Registration Statements on Form S-8 (Nos. 333-97211, 333-106794, 333-65494, 333-47904, 333-81625, 333-110432 and
333-110433) of Biogen Idec Inc. of our report dated March 8, 2004 relating to the financial statements and financial statement schedule as of December 31, 2003 and for the year then ended, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 8, 2004